Exhibit 99.1

Eastside Distilling, LLC

Financial Statements

December 31, 2013 and 2012

Eastside Distilling, LLC

Independent Auditors’ Report

To the Members

Eastside Distilling, LLC

Portland, Oregon

We have audited the accompanying financial statements of Eastside Distilling, LLC (an Oregon limited liability company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastside Distilling, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

San Francisco, California

October 8, 2014

Eastside Distilling, LLC

Balance Sheets

December 31, 2013 and 2012

	2013	2012
ASSETS

Current assets:
Cash	$29,784	$23,045
Accounts receivable	63,177	34,975
Inventories	59,051	42,730
Prepaid expenses	-	2,567

Total current assets	152,012	103,317

Property and equipment, net	22,395	5,557

Total assets	$174,407	$108,874

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$13,506	$2,530
Accrued liabilities	10,086	33,771
Deferred revenue	15,356	30,467
Current portion of notes payable	2,301	6,542

Total current liabilities	41,249	73,310

Notes payable, less current portion	30,000	17,049

Total liabilities	71,249	90,359

Members’ equity	103,158	18,515

Total liabilities and members’ equity	$174,407	$108,874

The accompanying notes are an integral

part of these financial statements.

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Eastside Distilling, LLC

Statements of Income

For the years ended December 31, 2013 and 2012

	2013	2012

Sales	$880,454	$347,232
Less excise taxes	138,897	69,219

Net sales	741,557	278,013
Cost of sales	303,220	92,359

Gross profit	438,337	185,654

Selling, general and administrative expenses	347,582	176,947

Income from operations	90,755	8,707

Other expenses:
Interest expense	1,552	1,240
Loss on disposal of property and equipment	2,217	-

Net income	$86,986	$7,467

The accompanying notes are an integral

part of these financial statements.

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Eastside Distilling, LLC

Statements of Changes in Members’ Equity

For the years ended December 31, 2013 and 2012

Balance, January 1, 2012	$1,548
Contributions from members	10,000
Distributions to members	(500)
Net income	7,467

Balance, December 31, 2012	18,515
Contributions from members	1,954
Distributions to members	(4,287)
Buyout of member	(10)
Net income	86,986

Balance, December 31, 2013	$103,158

The accompanying notes are an integral

part of these financial statements.

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Eastside Distilling, LLC

Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013	2012

Cash flows from operating activities:
Net income	$86,986	$7,467
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,790	1,755
Loss on disposal of property and equipment	2,217	-
Changes in operating assets and liabilities:
Accounts receivable	(28,202)	(34,092)
Inventories	(16,321)	(39,185)
Prepaid expenses	2,567	(2,567)
Accounts payable	10,976	1,682
Accrued liabilities	(23,685)	22,289
Deferred revenue	(15,111)	30,467

Net cash provided by (used in) operating activities	22,217	(12,184)

Cash flows from investing activities:
Purchases of property and equipment	(21,845)	-

Net cash used in investing activities	(21,845)	-

Cash flows from financing activities:
Proceeds from notes payable	30,000	25,000
Payments of principal on notes payable	(21,290)	(1,409)
Contributions from members	1,954	10,000
Distributions to members	(4,287)	(500)
Buyout of member	(10)	-

Net cash provided by financing activities	6,367	33,091

Net increase in cash	6,739	20,907

Cash, beginning of year	23,045	2,138

Cash, end of year	$29,784	$23,045

Supplemental Disclosure of Cash Flow Information Cash paid during the year for interest	$1,552	$1,240

The accompanying notes are an integral

part of these financial statements.

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

1.	Organization and Liquidity

Eastside Distilling, LLC (the Company) was formed in 2008 in the state of Oregon. The Company is a limited liability company, which is a legal entity in which the owners' (members') liabilities are limited to their investment in the entity.

The Company was originally incorporated under the name of Deco Distilling, LLC on January 25, 2008 and later changed its name to Eastside Distilling, LLC on January 12, 2012.

The Company's primary operations consist of producing local, hand-crafted spirits which are primarily sold in the Pacific Northwest. The Company operates out of its facilities located in Portland, Oregon and is subject to the Oregon Liquor Control Commission (OLCC) and the Alcohol and Tobacco Tax and Trade Bureau (TTB).

Liquidity

The Company has cash on hand of $29,784 and working capital of $110,763 at December 31, 2013. The Company intends to aggressively grow revenues and will require additional capital. Although management recognizes that it may need to raise additional funds in the future, there can be no assurance that such financing will be successful or that, in the event that they are successful, the terms and conditions of such financing will not be unfavorable. Any failure to obtain additional financing will have a material adverse effect upon the Company and will likely result in a substantial reduction in the scope of the Company’s operations. The Company’s ultimate success depends on its ability to achieve profitable operations and generate cash flows from operations. There can be no assurance that the Company will maintain profitable operations.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company records revenue when all four of the following criteria are met: (i) there is persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the OLCC, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales. Sales from items sold through the Company’s retail location are recognized at the time of sale.

Continued

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

2.	Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Revenue received from online merchants who sell discounted gift certificates for the Company's merchandise and tastings is deferred until the customer has redeemed the discounted gift certificate or the gift certificate has expired, whichever occurs earlier.

Shipping and Fulfillment Costs

Freight costs incurred related to shipment of merchandise from the Company’s distribution facilities to customers are recorded in cost of sales.

Cash and Cash Equivalents

Cash equivalents are considered to be highly liquid investments with maturities of three months or less at the time of the purchase. The Company had no cash equivalents at December 31, 2013 and 2012.

Concentrations

The Company sells to third-party resellers and performs ongoing credit evaluations of trade accounts receivable due from third-party resellers. Generally, the Company does not require collateral. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection using specific identification of doubtful accounts and an aging of receivables analysis based on invoice due dates. Generally, accounts receivable are past due after 30 days after an invoice date, unless special payment terms are provided. The Company did not record an allowance for doubtful accounts at December 31, 2013 and 2012.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. At December 31, 2013 and 2012, one customer represented 63% and 42% of accounts receivable, respectively.

For the years ended December 31, 2013 and 2012, one customer represented 36% and 37% of sales, respectively.

Fair Value of Financial Instruments

Financial instruments consist principally of accounts receivable, accounts payable, accrued liabilities and notes payable. The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximates their carrying value due to the short period of time to their maturities. At December 31, 2012 and 2013, all of the Company’s notes payable are at fixed rates and the carrying value approximates fair value.

Continued

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

2.	Summary of Significant Accounting Policies, continued

Inventories

Inventories primarily consist of bulk and bottled liquor and merchandise and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (FIFO) method. A portion of inventory is held by the OLCC on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory. The Company has recorded no write-downs of inventory for the years ended December 31, 2013 and 2012.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as other income or expense.

Long-lived Assets

The Company accounts for long-lived assets, including property and equipment, at amortized cost. Management reviews long-lived assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value.

Income Taxes

As a limited liability company, all income tax effects of the Company's operations are passed through to its members individually, accordingly, the accompanying financial statements do not include any income tax effects for the Company.

The Company had no unrecognized income tax benefits, nor any interest or penalties associated with unrecognized income tax benefits, accrued or expensed as of and for the years ended December 31, 2013 and 2012.

The Company files federal income tax returns in the U.S. and state income tax returns in Oregon. The Company is no longer subject to examinations by the related tax authorities for the Company's U.S. federal and state income tax returns for years prior to 2010.

Continued

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

2.	Summary of Significant Accounting Policies, continued

Advertising

Advertising costs are expensed as incurred. Advertising expense was approximately $56,000 and $53,000 for the years ended December 31, 2013 and 2012, respectively, and is included in selling, general and administrative expenses in the accompanying statements of income.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. The Company does not have any reconciling other comprehensive income items for the years ended December 31, 2013 and 2012.

Excise Taxes

The Company is responsible for compliance with the TTB regulations which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcohol beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws.

3.	Inventories

Inventories consist of the following at December 31:

	2013	2012

Raw materials	$17,129	$20,931
Finished goods	41,922	21,799

Total	$59,051	$42,730

4.	Property and Equipment

Property and equipment consists of the following at December 31:

	2013	2012

Furniture and fixtures	$22,716	$11,475
Leasehold improvements	5,487	-

Total cost	28,203	11,475

Less accumulated depreciation	(5,808)	(5,918)

Property and equipment, net	$22,395	$5,557

Depreciation and amortization expense totaled $2,790 and $1,755 for the years ended December 31, 2013 and December 31, 2012, respectively.

Continued

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

5.	Notes Payable

Notes payable consists of the following at December 31:

	2013	2012

Unsecured note payable bearing interest at 7.00%. The note is payable in monthly interest only payments from May 1, 2012 and May 1, 2013, followed by principal and interest payments through May 1, 2015. Paid in full during 2014.	$2,301	$23,591

Unsecured note payable bearing interest at 6.00%. The note is payable in monthly principal plus interest payments of $1,079 beginning March 1, 2014, maturing September 2016. Subsequent to December 31, 2013, this note payable was increased to $50,000 and subsequently considered paid in full with promise of a transfer of $100,000 restricted shares by October 30, 2014 (see Note 7).	30,000	-

Total notes payable	32,301	23,591

Less current portion (See Note 7)	(2,301)	(6,542)

Long-term portion of notes payable	$30,000	$17,049

6.	Commitments and Contingencies

Operating Lease

The Company leases its warehouse and tasting room space under an operating lease agreement which expires in March 2015. Monthly rent expense ranged from $1,300 to $1,426 during 2012 and 2013, and increased to $1,460 in April of 2014 for the duration of the lease. At December 31, 2013, future minimum lease payments required under the operating lease are approximately as follows:

2014	$17,400
2015	4,400

Total	$21,800

Total rent expense was approximately $16,000 for the years ended December 31, 2013 and 2012.

Continued

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Eastside Distilling, LLC

Notes to Financial Statements

December 31, 2013 and 2012

6.	Commitments and Contingencies, continued

Legal Matters

The Company is involved in certain legal matters arising from the ordinary course of business. Management does not believe that the outcome of these matters will have a significant effect on the Company's financial position or results of operations.

7.	Subsequent Events

In March 2014, the Company entered into an unsecured note payable agreement which increased its outstanding note payable from $30,000 to $50,000 (see Note 5).  In June 2014, the Company agreed to transfer 100,000 restricted shares of the Company's stock to the holder of the note payable no later than October 30, 2014 in full satisfaction of the note payable.  Accordingly, the note payable is recorded as a noncurrent liability at December 31, 2013.  This transfer of restricted shares is to take place subsequent to the business combination transaction discussed below.

In June 2014, the Company signed a memorandum of understanding (MOU) to enter into a business combination transaction with Eurocan Holdings Ltd. (Pubco).  Under the terms of the MOU, a transaction that is jointly determined will occur, and Pubco will provide the Company or the shareholders of the Company with a to-be-determined number of restricted shares of common stock.  Additionally, in connection with the MOU, the Company entered into a promissory note to Pubco in the amount of $150,000 bearing interest at 5.00%, maturing June 2015, and collateralized by all of the Company's assets.  The MOU is subject to the parties operating in good faith to negotiate a definitive agreement, and the transaction is expected to be completed during 2014.

In July 2014, the Company leased an additional warehouse space in Portland, Oregon.  The lease term is from November 2014 through October 2020 with an option to extend for an additional five years after the end of the initial term.  Monthly rentals range from $6,000 to $24,000 after a period of free rent from November 2014 through January 2015.  An additional $90,000 of prepaid rent is due November 1, 2014.  The lease is guaranteed by a member of the Company and its chief executive officer.

Management has evaluated, for potential recognition or disclosure in the financial statements, subsequent events that have occurred through October 8, 2014, which is the date that the financial statements were available to be issued.

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